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                                                                      EXHIBIT 99












                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                 March 31, 2000














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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                                      INDEX


         FINANCIAL STATEMENTS:

         Condensed Consolidated Balance Sheets                    1
         Condensed Consolidated Statements of Income
           and Comprehensive Income                               2
         Condensed Consolidated Statements of Cash Flows          3
         Notes to Condensed Consolidated Financial Statements     4



The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  MARCH 31,       DECEMBER 31,
                            ASSETS                                  2000              1999
                                                                    ----              ----
Bonds at market value (amortized cost of $1,806,653 and
  $1,903,932)                                                    $ 1,801,753      $ 1,837,085
Equity investments at market value (cost of $10,100)                   9,755            9,768
Short-term investments                                               154,867          257,030
                                                                 -----------      -----------

     Total investments                                             1,966,375        2,103,883
Cash                                                                   3,765            4,153
Deferred acquisition costs                                           197,604          198,048
Prepaid reinsurance premiums                                         294,812          285,105
Reinsurance recoverable on unpaid losses                               9,710            9,492
Receivable for securities sold                                        67,765           40,635
Other assets                                                         161,176          145,837
                                                                 -----------      -----------

          TOTAL ASSETS                                           $ 2,701,207      $ 2,787,153
                                                                 ===========      ===========


  LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                         $   842,684      $   844,146
Losses and loss adjustment expenses                                   89,504           87,309
Deferred federal income taxes                                         74,346           53,357
Ceded reinsurance balances payable                                    35,583           36,387
Payable for securities purchased                                      83,884          239,295
Long-term debt                                                       120,000          120,000
Minority interest                                                     33,914           32,945
Accrued expenses and other liabilities                                60,570           78,768
                                                                 -----------      -----------

          TOTAL LIABILITIES AND MINORITY INTEREST                  1,340,485        1,492,207
                                                                 -----------      -----------

Common stock (500 shares authorized, issued and
   outstanding; par value of $30,000 per share)                       15,000           15,000
Additional paid-in capital                                           841,036          832,556
Accumulated other comprehensive income (net of deferred
   income tax benefit of $1,836 and $23,513)                          (3,409)         (43,666)
Accumulated earnings                                                 508,095          491,056
                                                                 -----------      -----------

          TOTAL SHAREHOLDER'S EQUITY                               1,360,722        1,294,946
                                                                 -----------      -----------

TOTAL LIABILITIES AND MINORITY INTEREST AND
            SHAREHOLDER'S EQUITY                                 $ 2,701,207      $ 2,787,153
                                                                 ===========      ===========


            See notes to condensed consolidated financial statements.


                                       1
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                             (DOLLARS IN THOUSANDS)

                                                                    THREE MONTHS ENDED MARCH 31,
                                                                       2000          1999
                                                                       ----          ----
REVENUES:
   Net premiums written (net of premiums ceded of
      $29,931 and $28,424)                                           $ 36,936      $ 49,910
   Decrease (increase) in deferred premium revenue                     10,648        (8,616)
                                                                     --------      --------
   Premiums earned (net of premiums ceded of
      $19,896 and $15,441)                                             47,584        41,294
   Net investment income                                               27,998        21,491
   Net realized gains (losses)                                        (26,812)        3,468
   Other income                                                            58            43
                                                                     --------      --------
                       TOTAL REVENUES                                  48,828        66,296
                                                                     --------      --------
EXPENSES:
   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $55 and $194)                           1,781         2,175
   Policy acquisition costs                                             9,681         9,917
   Other operating expenses                                            19,743         8,145
                                                                     --------      --------
                       TOTAL EXPENSES                                  31,205        20,237
                                                                     --------      --------
   Minority interest and equity earnings                                 (379)         (584)
                                                                     --------      --------
INCOME BEFORE INCOME TAXES                                             17,244        45,475
   Provision for income taxes                                             205        11,570
                                                                     --------      --------
          NET INCOME                                                   17,039        33,905
                                                                     --------      --------

Other comprehensive income (loss), net of tax: Unrealized losses on securities:
      Holding gains (losses) arising during period                     22,409        (8,831)
      Less:  reclassification adjustment for gains (losses)
         included in net income                                       (17,849)        2,254
                                                                     --------      --------
   Other comprehensive income (loss)                                   40,258       (11,085)
                                                                     --------      --------
      COMPREHENSIVE INCOME                                           $ 57,297      $ 22,820
                                                                     ========      ========






           See notes to condensed consolidated financial statements.


                                       2
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                        THREE MONTHS ENDED MARCH 31,
                                                          2000            1999
                                                          ----            ----
Cash flows from operating activities:
   Premiums received, net                               $  28,377      $  43,967
   Policy acquisition and other operating expenses
     paid, net                                            (31,394)       (34,990)
   Recoverable advances paid                                 (709)        (1,265)
   Loss and LAE recovered (paid), net                         679           (723)
   Net investment income received                          28,079         20,633
   Federal income taxes paid                              (10,949)        (1,889)
   Interest paid                                           (1,500)
   Other, net                                              (2,354)        (1,903)
                                                        ---------      ---------
          Net cash provided by operating activities        10,229         23,830
                                                        ---------      ---------

Cash flows from investing activities:
   Proceeds from sales of bonds                           694,871        395,309
   Purchases of bonds                                    (806,855)      (372,420)
   Purchases of property and equipment                     (2,291)          (154)
   Net decrease (increase) in short-term securities       103,647        (40,005)
   Other investments, net                                      11             10
                                                        ---------      ---------
          Net cash used for investing activities          (10,617)       (17,260)
                                                        ---------      ---------

Net increase (decrease) in cash                              (388)         6,570

Cash at beginning of period                                 4,153          2,729
                                                        ---------      ---------

Cash at end of period                                   $   3,765      $   9,299
                                                        =========      =========





           See notes to condensed consolidated financial statements.


                                       3
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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


1.   ORGANIZATION AND OWNERSHIP

     Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.


2.   BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at March 31, 2000 and for all periods presented, have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1999 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. The results of operations for the periods ended March 31, 2000 and 1999 are not necessarily indicative of the operating results for the full year.

3.   MERGER

     On March 14, 2000, the Parent announced that it had entered into a merger agreement pursuant to which the Parent would become a wholly owned subsidiary of Dexia S.A., a publicly held Belgian corporation, subject to shareholder approval and satisfaction of regulatory and other closing conditions.

                                       4